Exhibit 99.3

 Q1 EARNINGSConference Call – April 30, 2020

 Cautionary note regarding forward-looking statements  This presentation may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that are not historical facts, including statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives, or assumptions of future events or performance, may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions, and uncertainties that could cause actual strategies, actions, or results to differ materially from those expressed in them, and are not guarantees of timing, future results, events, or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions, or results, based on management’s current expectations, assumptions, and estimates on the date hereof, there can be no assurance that actual strategies, actions or results will not differ materially from expectations. Therefore, readers are cautioned not to place undue reliance on such statements. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in capital and credit markets; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; any future acquisitions or divestitures; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Independent Bank Corporation’s customers; the implementation of Independent Bank Corporation’s strategies and business models; Independent Bank Corporation’s ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Independent Bank Corporation’s markets; changes in customer behavior; management’s ability to maintain and expand customer relationships; management’s ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events; changes in accounting standards and the critical nature of Independent Bank Corporation’s accounting policies. Certain risks and important factors that could affect Independent Bank Corporation’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Independent Bank Corporation undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.  2

 Agenda  Formal Remarks.William B. (Brad) Kessel, President and Chief Executive OfficerStephen A. Erickson, Executive Vice President and Chief Financial OfficerQuestion and Answer session.Closing Remarks.Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab.  3

4

COVID-19 Response
Supporting Employees, Clients & Communities

When it became apparent that the threat from Coronavirus (COVID-19) could pose a threat to our people and business, we activated our Business Continuity and Crisis Communication Core Teams to take early and decisive action

Employees

- ✓ **Work from home.** Providing the technology, culture, and operational infrastructure for the workforce to work remotely as needed
- ✓ Granting **additional sick and vacation time**
- ✓ Closing our branch lobbies, transacting through our drive-thru windows, and **meeting customers safely by appointment**
- ✓ Performing additional routine and on-demand **sanitization of facilities using enhanced methods**

Clients & Communities

- ✓ **Pro-actively reaching out to our business customers to understand needs**
- ✓ Supporting **local** businesses
- ✓ Approved **$218M in SBA Paycheck Protection Program (PPP)** loan applications as of April 16
- ✓ Working with business and consumer customers on **temporary payment relief**
  - **$129M (10.9%)** in loan forbearances to 151 commercial customers
  - **$69M (6.5%)** in loan forbearances to 325 mortgage customers

Member FDIC

Forbes BEST-IN-STATE Bank 2018 & 2019

Be Independent

 Historical Financial Data  5  Excluding the impact of the $5.96 million remeasurement of net deferred tax assets in 2017, net income is $26.440 million, ROA is 1.00%; and ROE is 10.10%.

1Q 2020 Financial Highlights

6

Income Statement

- **Pre-tax, pre-provision income was $12.5 million** in the first quarter of 2020 compared to $12.2 million in the first quarter of 2019 ($18.4 million vs $14.4 million excluding the MSR Change for the same respective periods);
- Net income of $4.8 million, or $0.21 per diluted share vs $9.4 million, or $0.39 per diluted share for the year ago quarter.
- **Net interest income of $30.2 million**, a decrease of $50,000, or 0.2% from the year ago quarter.
- **Record level mortgage originations of $311 million**, also, $262 million in loans sold with **$8.8 million in net gains on mortgage loans** vs $3.6 million in net gains from the year ago quarter.
- Mortgage servicing rights change (the "MSR Change") due to price of negative $5.9 million ($0.21 per diluted share, after taxes) vs negative $2.2 million ($0.07 per diluted share, after taxes) in 1Q'19.
- Provision for loan losses of $6.7 million ($0.24 per diluted share, after taxes) vs $0.7 million ($0.02 per diluted share, after taxes) in 1Q'19. Included within the first quarter 2020 provision for loan losses is a $4.9 million increase in the qualitative reserve.

Balance Sheet/Capital

- Total portfolio loans declined $6.9 million, or 1.0% annualized. In Q1'20 $28.7 million of portfolio mortgage loans were securitized or sold. The Q1'20 portfolio loan growth rate increases to 3.2% annualized when excluding the impact of these transactions.
- Total **deposits grew by $81.8 million or 11.6% annualized** (excluding brokered deposits).
- Repurchased 678,929 shares at a weighted average price of $20.30 per share during 1Q'20. Share repurchase activity is on hold at this time.
- Paid a **20 cent per share cash dividend** on common stock on 2/14/2020.

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 Our Michigan Markets  7  Source: S&P Global Market Intelligence and Company documents. Map does not include loan production offices. Deposit market share data based on FDIC Summary of Deposits Annual Survey as of June 31, 2019.Note: Loan and deposit balances exclude the loans and deposits that are not clearly allocable to a certain region.      94          96          75          69      Michigan’s community bank. #1 deposit market share amongst Michigan banks < $10B in assets and #10 deposit market share overall Top 10 market share in 19 of 23 counties of operation – with opportunity to gain market share in attractive Michigan marketsLow cost and stable deposit base in East and Central regions utilized to fund growth in the West and Southeast regions (higher growth & more metropolitan)Most recent Forbes “Best in Banks” Survey (published in June 2019) ranked Independent Bank first in the State of Michigan in customer satisfaction.Acquisition of Traverse City State Bank on April 1, 2018 added five branches in the hub of Northern Michigan - driving additional loan and deposit growth We have 12 LPOs, including 9 throughout Michigan and 3 in Ohio (residential mortgage lending only)    Branches (68)    East / “Thumb”Branches: 23Deposits: $967MLoans: $443M  SoutheastBranches: 7Deposits: $345MLoans: $686M  CentralBranches: 12Deposits: $465MLoans: $199M  WestBranches: 21Deposits: $805MLoans: $833M  NorthwestBranches: 5Deposits: $240MLoans: $284M

   Select Economic Statistics  Unemployment Trends (%)  Total Employees (Thousands)  Regional Average Home Sales Price (Thousands)  Annualized Home Sales (Thousands)  Increasing unemployment rates due to COVID-19  Strong job growth prior to COVID-19  Stable prices in key markets  Slowing Michigan home sales  8  As of Feb ‘20

     Low Cost Deposit Franchise Focused on Core Deposit Growth  9  Substantially core funding – $2.6 billion of non-maturity deposit accounts (83.3% of total deposits)Total deposits increased $81.8 million, or 2.9%, since 12/31/19 (excluding brokered) with non-interest bearing up $22.9 million, interest bearing demand up $43.3 million, reciprocal up $33.5 million and time down $17.8 millionDeposits by Customer Type:Retail – 55.7%Commercial – 28.9%Municipal – 15.4%  Deposit Composition – 3/31/20  Deposit Highlights  Michigan Deposit Market Share  $3.1B  Core Deposits: 83.3%  Cost of Deposits (%)/Total Deposits ($B)  Note: Core deposits defined as total deposits less maturity deposits. Market share data as of 6/30/19.

Diversified Loan Portfolio

Focused on High Quality Growth

10

Gross Loan Composition – 3/31/20



Held for Sale
2%
Commercial
42%
Installment
17%
$2.8B
Mortgage
38%

Yield on Loans (%)/Total Portfolio Loans ($B)



4.57%
4.86%
4.84%
4.98%
5.03%
5.02%
4.89%
4.75%
4.62%
$2.1
$2.5
$2.6
$2.6
$2.6
$2.7
$2.7
$2.7
$2.7
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Total Portfolio Loans
Yield on Loans

Lending Highlights

- Portfolio loan changes in 1Q'20
  - Commercial – increased $14.9 million or 5.1% annualized
  - Mortgage – decreased $28.9 million or 10.6% annualized (includes a securitization and a sale totaling $28.7 million of portfolio mortgage loans during the quarter, decreased 9 bps annualized excluding these transactions)
  - Installment – increased $7.1 million or 6.2% annualized
- Mortgage weighted average FICO and LTV of 745 and 68%, respectively and average balance of $184,000
- Installment weighted average FICO of 755 and average balance of $27,170
- Commercial loan rate mix:
  - 51% fixed / 49% variable
  - Indices – 58% tied to Prime, 39% tied to LIBOR and 3% tied to a US Treasury rate
- Mortgage loan (inc. HECL) rate mix:
  - 45% fixed / 55% adjustable or variable
  - Indices – 20% tied to Prime, 62% tied to LIBOR and 18% tied to a US Treasury rate

Note: Portfolio loans exclude loans HFS.

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COVID-19 Programs to Date

11

Loan Forbearances

Loan Category	Customers	Loans	Principal	Total Portfolio	% of Portfolio
		(Dollars in thousands)			
Commercial	151	234	$ 129,273	$ 1,181,599	10.9%
Mortgage portfolio loans	325	325	69,429	1,069,967	6.5%
Installment & Other	280	280	7,150	466,549	1.5%
Total	756	839	$ 205,852	$ 2,718,115	7.6%
Mort. loans serviced for others	807	807	$ 118,493	$ 2,684,258	4.4%

Paycheck Protection Program

Description	Apps	$ Amount
	(Dollars in thousands)	
Applications received	1,473	$ 238,227
Approved by Independent Bank	1,237	217,989
SBA loan # assigned	786	171,804
Closed and funded	177	53,545

Highlights

- The tables to the left reflect our status in each of these programs through April 17th.
- **Loan Forbearances:**
  - Forbearance period three months for mortgage and installment loans, three or six for commercial.
  - Retail forbearances are primarily principal & interest deferrals.
  - Commercial forbearances are primarily principal deferrals only.
- **Paycheck Protection Program:**
  - On April 16th the Paycheck Protection Program allocation was depleted.
  - Of the 1,237 loan requests that we had gotten through underwriting, 786 loans for $171.8 million had been approved by the SBA and had been assigned loan #s, which reserves program funds.
  - As of the 17th we still had 236 applications not yet approved by underwriting and 451 through underwriting with no loan #.

$ in thousands.

Member FDIC
Forbes BEST-IN-STATE Bank 2018 & 2019 Be Independent

 Loan Portfolio Concentrations by Industry  12  Percentage concentrations are based on the entire commercial portfolio of $1,182 million.  $483M  $698M  Loans by Industry as a % of Total Commercial Loans ($ in millions)  Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions)  $698 million, or 59% of the commercial loan portfolio is C&I or owner occupied, while $483 million, or 41% is investment real estate.

 Investment Securities Portfolio  13  Highlights  High quality, liquid, diverse portfolio with relatively short duration.Fair value of $594.3 million, an increase of $75.9 million in 1Q’20.Net unrealized gain of $3.4 million, representing 0.6% of amortized cost.72% of the portfolio is AAA rated (or backed by the U.S. Government).3.19 year estimated average duration with a weighted average yield of 2.81% (with TE gross up).Approximately 23% of the portfolio is variable rate.    $594.3M  $594.3M  Investment Portfolio by Type (3/31/20)  Investment Portfolio by Rating (3/31/20)

 Strong Capital Position  14  Source: S&P Global Market Intelligence and Company documents.Note: Company closed acquisition of TCSB Bancorp, Inc. in Q2 ‘18.  TCE / TA (%)   Leverage Ratio (%)   CET1 Ratio (%)   Total RBC Ratio (%)   IBCP Target 8.50% - 9.50 %  Capital retention to support (i) organic growth and (ii) acquisitions; and Return of capital through (i) strong and consistent dividend and (ii) share repurchases  Long-Term Capital Priorities:

 HighlightsInterest rate sensitivity profile of the loan and securities portfolios, in combination with a low cost core deposit base, positions us as slightly asset sensitive.Net interest income decreased $0.5 million, or 1.7%, in 1Q’20 vs. 4Q’19 due primarily to a seven basis point decline in the net interest margin that was only partially offset by a $30.1 million increase in average interest earning assets.Net interest margin was 3.63% during the first quarter of 2020, compared to 3.88% in the year-ago quarter and 3.70% in the fourth quarter of 2019.  Net Interest Margin (TE)(%)  Net Interest Income ($ in Millions)   Net Interest Margin/Income  15

Linked Quarter Analysis

16

Q1'20 NIM Progression

Q4'19	3.70%
Asset yields	-0.14%
Asset mix	-0.02%
Discount accretion on TCSB	-0.01%
Funding costs	0.10%
Funding mix	0.00%
1Q20	3.63%

Highlights

- Asset yields drove NIM decline of 14 bps.
  - Commercial: 26 basis point drop; portfolio 49% variable rate with reset frequency of monthly or less.
  - Mortgage: 7 basis point drop primarily due to refinance activity.
- Asset mix drove only 2 bps of NIM decline.
- Funding costs improved by 10 bps due to rapid response to rate cuts.

Linked Quarter Avg. Balances and FTE Rates

	1Q20			4Q19			Change		
	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield
				($ in thousands)					
Cash	$38,424	$128	1.34%	$38,416	$163	1.68%	$8	($35)	-0.34%
Investments	545,754	3,787	2.78%	506,375	3,688	2.91%	39,379	99	-0.14%
Commercial loans	1,172,379	14,385	4.93%	1,172,169	15,341	5.19%	210	(956)	-0.26%
Mortgage loans	1,143,328	12,249	4.29%	1,150,424	12,540	4.36%	(7,096)	(291)	-0.07%
Consumer loans	451,063	5,151	4.59%	453,444	5,280	4.62%	(2,381)	(129)	-0.03%
Earning assets	$3,350,948	$35,700	4.28%	$3,320,828	$37,012	4.44%	$30,120	($1,312)	-0.16%
Nonmaturity deposits	1,615,589	1,930	0.48%	1,547,860	2,441	0.63%	67,729	(511)	-0.15%
Time deposits	594,871	2,770	1.87%	611914	3,046	1.97%	(17,043)	(276)	-0.10%
Other borrowings	99,535	688	2.78%	92,154	711	3.06%	7,381	(23)	-0.28%
Costing funds	$2,309,995	$5,388	0.94%	$2,251,928	$6,198	1.09%	$58,067	($810)	-0.15%
Free funds	$1,040,953			$1,068,900			($27,947)		
Net interest income		$30,312			$30,814			($502)	
Net interest margin			3.63%			3.70%			-0.07%

FDIC

Forbes BEST-IN-STATE Bank 2018 & 2019 Be Independent

 Strong Non-interest Income  17  Diverse sources of non-interest income – representing 26.8% of revenue Continued strong performance in service charges on deposits and interchangeMortgage banking: $8.8 million in net gains on mortgage loans in 1Q’20 vs $3.6 million in the year ago quarter$311.1 million in mortgage loan originations in 1Q’20 vs $137.8 million in 1Q’19 and $302.5 million in 4Q’19Purchase / Refi mix in 2019 was 70% / 30% vs 1Q’20 origination mix of 43% / 57% and application mix of 32% / 68% as refi activity continues to dominate1Q’20 mortgage loan servicing includes a $5.9 million ($0.21 per diluted share, after tax) decrease in fair value adjustment due to price compared to a decrease of $2.2 million ($0.7 per diluted share, after tax) in the year ago quarter       Source: Company documents.  $11.0M  2020 Non-interest Income Breakout  Non-interest Income Trends ($M)  Highlights

 Focus on Expense Control   18  Source: Company documents.  Non-interest Expense ($M)  Highlights  Efficiency Ratio (4 quarter rolling avg)   Continued focus on expense control and driving positive operating leverage. MSR Change in value due to price of negative $5.9 million reduced mortgage loan servicing income and drove 1Q’20 efficiency ratio to 69.2%, excluding the MSR Change the efficiency ratio would have been 62.2%. Eight branch closings targeted for 3Q’20 with anticipated annual savings in excess of $1.3 million with closing costs of approximately $0.8 million.Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels.

 Credit Quality Summary  Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing.Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale.  Non-performing Assets ($ in Millions)  ORE/ORA ($ in Millions)  Non-performing Loans ($ in Millions)  30 to 89 Days Delinquent ($ in Millions)  19

 Classified Assets and New Default Trends  Note: Dollars all in millions.  Total Classified Assets  Commercial Loan New Defaults  Total Loan New Defaults  Retail Loan New Defaults  20

21

Troubled Debt Restructurings (TDRs)

93% of TDRs are Current

TDRs ($ in Millions)



$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
95%
90%
85%
80%
75%
70%
65%
60%
$78
$65
$56
$51
$51
88%
91%
93%
92%
93%
2016
2017
2018
2019
Q1'20
Performing
Nonperforming
% Current

TDR Highlights

- Working with client base to maximize sustainable performance.
- The specific reserves allocated to TDRs totaled $5.2 million at 3/31/20.
- A majority of our TDRs are performing under their modified terms but remain in TDR status for the life of the loan.
- 93.2% of TDRs are current as of 3/31/20.
- **Commercial TDR Statistics:**
  - 33 loans with $9.2 million book balance.
  - 97.1% performing.
  - WAR of 5.83% (accruing loans).
  - Well seasoned portfolio; over 66% of accruing loans are not only performing but have been for over a year since modification.
- **Retail TDR Statistics:**
  - 491 loans with $41.3 million book balance.
  - 94.9% performing.
  - WAR of 5.65% (accruing loans).
  - Well seasoned portfolio; over 97% of accruing loans are not only performing but have been for over a year since modification.

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 Note: Dollars all in millions.  Provision for Loan Losses  Loan Net Charge-Offs/Recoveries  Allowance for Loan Losses  Credit Cost Summary  22

Incurred Loss Model vs CECL 23

Incurred Loss Model vs CECL

Allocation of Incurred ALLL

	December 31, 2019	March 31, 2020	Change
	(In thousands)		
Commercial	$7,922	$10,212	$2,290
Mortgage	8,216	7,416	(800)
Installment	1,283	1,258	(25)
Subjective Allocation	8,727	13,609	4,882
Total	$26,148	$32,495	$6,347

Incurred vs. CECL ($ in Thousands)



% Loans
0.96%
Incurred Loss Build
1.20%
"As-if CECL" Illustrative Only
1.60%(1)
$26,148
$6,347
$32,495
$8,000 to $10,000
$1,500 to $2,500
$43,495(1)
12/31/19 ALLL
Reserve Build Under Incurred Loss
3/31/20 Incurred Loss Reserve
"As If" Day 1 CECL Reserve
"As If" Incremental 3/31 CECL Reserve Build
3/31/20 "As If" ACL

- We delayed adopting CECL under the CARES Act:
  - Increased visibility into the economic (local, regional, national) impact of COVID-19.
  - Unemployment forecast sources exhibiting wide disparity
  - Relationship between unemployment and credit impacted by non-traditional factors, including "stay at home" executive orders, increased unemployment eligibility as well as supplemental unemployment benefits.
- Incurred Model:
  - Reserve build with Q1 provision expense of $6.7mm.
  - Q1 allowance of $32.5mm or,
    - 1.20% of portfolio loans,
    - 194% of non-performing loans, and
    - 10.5x Q1 gross charge offs annualized of $3.1mm.
  - Subjective allocation increased $4.9mm due to impact of: economic shock, high unemployment claims, "stay home" executive orders and initial wave of forbearance requests.
- CECL:
  - CECL day 1 impact range is $8.0mm to $10.0mm with $1.0mm to $2.0mm for unfunded commitments.
  - "As if" CECL in Q1'20: $42.0mm to $45.0mm with $2.5mm to $3.5mm for unfunded commitments.
  - CECL Model Details:
    - Discounted cash flow model with fourteen loan segments.
    - Probability of default and loss given default based on long-term average for Commercial and regression for Mortgage and Installment.
    - Regression uses two year forecast / two year reversion to mean driven primarily by unemployment.
    - Unemployment data: median of Bloomberg survey; 12.8% Q2, falls to 8.3% by Q4, reaches 6.0% by Q4, 2021.
    - Q factors: model maturity, economic shock and forbearance activity.

(1) 3/31 "As If" ACL and percent of loans calculated at midpoint of incremental range with additional $9.0 million at Day 1 and $11.0 million at Q1'20.

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CECL (ASU 2016-13) Update

24

Description of Task / Action Step	Date	Status / Notes
1. Full transition of Excel based incurred allowance for loan losses (ALLL) model into a third-party software solution.	1Q'19	Parallel runs completed in 2018 and full transition in 1Q'19.
2. Select CECL calculation methodologies for each loan segment.	1Q'19	Methodology documentation and testing completed. A discounted cash flow model is generally preferred.
3. Determine appropriate economic/subjective factors for each loan segment to adjust for current environment.	1Q'19	Qualitative factor analysis has been completed.
4. Establish methodology for adjusting loss rates for reasonable and supportable forecast periods.	1Q'19	Regression analysis of loss rates and relevant economic factors completed. Have determined appropriate factors and application methods. Sources for future external economic forecasts in process of review.
5. Historical data validation.	1Q'19	Third-party review of historical data integrity and incurred ALLL process validation.
6. Run full CECL calculations on loan portfolio using all inputs – share impact internally.	2Q'19	Full CECL calculations completed on loan portfolio. Share results internally in 2Q'19.
7. CECL model validation.	2Q/3Q'19	Third-party review of CECL model and validation.
8. Disclose estimated financial impact of CECL on IBCP in public reporting.	August 2, 2019	First disclosed the CECL impact range on ALLL in 2Q'19 Form 10-Q. This impact range was updated in the 3Q'19 Form 10-Q.
9. Finalize new financial disclosures.	4Q'19/1Q'20	Update class and risk metrics (if needed) in loan disclosures, and develop new vintage and other required CECL disclosures.
10. Finalize CECL methodology and policy and procedure documentation ahead of 1/1/2020 implementation.	4Q'19/1Q'20	Complete all CECL internal documentation (key controls/policies/procedures) and finalize CECL ALLL calculations.
11. Election to delay CECL under COVID-19 relief.	**2020**	**Record entry for adoption of CECL effective 1/1/2020 at the earlier of 12/31/20 or the end of the national emergency.**

Member FDIC

Forbes BEST-IN-STATE Bank 2018 & 2019 Be Independent

 1Q 2020 Outlook Update  Category  Outlook  Lending  Continued growthIBCP goal of mid- single digit (approximately 7%) overall loan growth in 2020, primarily supported by increases in commercial loans, mortgage loans and consumer loans. Expect much of this growth to occur in the last three quarters of 2020. This growth forecast also assumes a stable Michigan economy.Q1 Update: Loans declined slightly for the quarter due to mortgage loan securitization and sale transactions. Given economic disruption due to COVID-19, we anticipate balances to be flat to low single digit growth. This excludes balances associated with PPP.  Net Interest Income  Growth driven primarily by higher portfolio loan balances, expect total deposits (including brokered time) to grow by approximately 5% in 2020 IBCP goal of approximately a 2% increase in net interest income (NII) over 2019. Expect the net interest margin (NIM) to be relatively stable in 2020 and comparable to the 4Q’19 level but lower than the full year 2019 NIM. The forecast assumes no changes in the target federal funds rate in 2020 and long-term interest rates up very slightly over year end 2019 levels. Q1 Update: First quarter rate environment very different than original forecast. Actual short term rates declined 150 bps and long term rates declined by almost 100 bps. Actual NIM compression of seven bps on linked quarter basis. We anticipate NIM to be relatively stable (slight decline) vs 1Q’20.  Provision for Loan Losses  Steady asset quality metricsVery difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. The allowance as a percentage of total loans was at 0.96% at 12/31/19. The initial (effective 1/1/2020) CECL adjustment is now expected to be approximately $8 million to $10 million. This revised lower range (compared to the 3Q’19 CECL estimate) primarily reflects the following factors: (i) a decline in commercial loan watch credits; (ii) a 4Q’19 update of the credit scoring of the retail loan portfolio reflecting improved scores; (iii) slightly higher prepayment rates in the retail loan portfolio; (iv) methodology refinements in the retail construction loan portfolio; and (v) changes in specific reserves. This CECL adjustment is still subject to certain final review procedures that will be completed in 1Q’20. A full year 2020 provision (expense) for loan losses of approximately 0.15% to 0.20% of average total portfolio loans would not be unreasonable.Q1 Update: We opted to delay implementation of CECL as described earlier. We did increase our qualitative reserve under incurred by $4.9 million, due to economic shock of COVID-19, deteriorating employment and significant forbearance activity. Similar future provisions are possible as we gain a better understanding as to how deep and how long this economic disruption lasts.   Non-interest Income  IBCP forecasted 2020 quarterly range of $11 million to $13.5 million with the total for the year up 3% to 4% from 2019 actual of $47.7 millionExpect mortgage loan origination volumes in 2020 to be down by approximately 15% due primarily to a decline in refinance activity. Expect overall mortgage banking revenues (gain on sale and mortgage loan servicing) to improve in 2020 due to not having any fair value write downs due to price for MSRs. Expect service charges on deposits and interchange income in 2020 to be collectively comparable to 2019 (i.e. a decline in servicing charges on deposits due to lower NSF fees to be largely offset by an increase in interchange income). Q1 Update: NII was at the low end of the range at $11 million. Very strong 1Q’20 mortgage origination volumes due to drop in rates. $8.8 million in gains on mortgage loans that were partially offset by $5.9 million of negative MSR fair value change due to price.  Non-interest Expenses  IBCP forecasted 2020 quarterly range of $27.5 to $28.5 million with the total for the year up very slightly (less than 1%) from the 2019 actual of $111.7 million.Expect total compensation and employee benefits to be slightly lower in 2020 compared to 2019 due primarily to a reduction in incentive compensation. Most other categories of non-interest expense expected to have small (1% to 2%) increases.Q1 Update: NIE was just outside the top of our range at $28.7 million and we expect that going forward it will fall back into range.  Income Taxes  Approximately a 20% effective income tax rate in 2020. This assumes a 21% statutory federal corporate income tax rate during 2020.Q1 Update: 17.4% actual effective income tax rate. Reaffirm approximately 20% rate for 2020.  Share Repurchases  2020 share repurchase authorization at approximately 5% of outstanding shares. Expect total share repurchases in 2020 at just above the mid-point of this authorization.Q1 Update: We repurchased 678,929 shares in 1Q’20 at a weighted average price of $20.30. Repurchase activity ceased on March 16, 2020 and is on hold at this time.   25

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Strategic Initiatives

Growth

- **Improve net interest income** via balanced loan growth, disciplined risk adjusted loan pricing and active management of deposit pricing.
- **Innovative and targeted customer acquisition**, retention and cross sales strategies leveraging data analytics, inside sales staff, and intra-company referrals with strategic business unit partners.
- Add new customers and grow revenue through **outbound calling**.
- Add new customers and grow revenue through the **addition of new talented sales professionals** in our existing markets.
- **Supplement our organic growth initiatives** via **selective and opportunistic bank acquisitions** and branch acquisitions.

Process Improvement & Cost Controls

- **Completion of core data processing provider contract**.
- **On-going branch optimization**: including assessing existing locations; new locations; service hours; staffing; workflow; and our leveraging of existing technology.
- **Modernize branch delivery technology/systems**.
- **Expand Digital Branch (Call Center) services**.
- All business lines and departments: **streamline/automate operating processes and workflows**
- Build/enhance dashboard reporting and business intelligence.

Talent Management

- We recognize that the **path to organizational success is through the success of each and every one of our team members**. Accordingly we encourage and support the professional development of our colleagues through our IB Leadership Program, mentoring and other initiatives.
- We are passionate about our desire to ensure that our **team members are empowered** and supported in a way that will best position them **to serve our customers**.
- We believe that if we are **committed to the well-being of our team members**, and recognize and reward their contributions, they will ensure our success.

Risk Management

- Maintain strong, **high quality, capital levels** – augmented by **consistent earnings**.
- Maintain **excellent asset quality** and strong proactive monitoring.
- Active liquidity and **interest rate risk monitoring** and management.
- Strong, independent and collaborative risk management, utilizing 3 layers of defense (business unit, risk management and internal audit).
- Effective operational controls with special **emphasis on cyber security, fraud prevention, regulatory compliance, crisis communications and business continuity plan**.
- Effective working **relationships with banking regulators and other key outside oversight partners.**

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Q&A and Closing Remarks  Question and Answer SessionClosing RemarksThank you for attending!NASDAQ: IBCP  27